Exhibit 10.11
EXECUTION VERSION
AMENDED AND RESTATED
MASTER SERVICES AGREEMENT
BETWEEN
MLC US HOLDINGS LLC
AND
SIERRA CREST INVESTMENT MANAGEMENT LLC

AMENDED AND RESTATED MASTER SERVICES AGREEMENT
This Amended and Restated Master Services Agreement (this “Agreement”) is entered into as of December 17, 2020 (the “Effective Date”), by and between MLC US Holdings LLC, a Delaware limited liability company (the “MLC Sub”), and Sierra Crest Investment Management LLC (the “Manager”).
WHEREAS, Mount Logan Capital Inc., a corporation incorporated under the laws of Ontario, Canada (“Mount Logan”), and the Manager entered into a Master Services Agreement, dated as of October 30, 2020 (the “Original Services Agreement”), pursuant to which Mount Logan agreed to provide to the Manager certain services related to the Manager’s investment advisory business in accordance with the terms and conditions therein;
WHEREAS, Mount Logan has contributed the Original Services Agreement, including all the rights and obligations of Mount Logan thereunder, to MLC Sub, a wholly owned subsidiary of Mount Logan (the “Contribution”); and
WHEREAS, in connection the Contribution, the parties desire to amend and restate the Original Services Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
Section 1    Services. During the Term (as defined below) of this Agreement, MLC Sub shall provide the services to the Manager described on Schedule I hereto (with such changes or additions thereto as MLC Sub and the Manager shall mutually agree in writing from time to time, the “Services”). The Manager hereby accepts such engagement and agrees to provide such Services.
Section 2    Fees and Expenses.
(a)    Fees. As compensation for the Services, within thirty (30) days (or such longer period as the Manager and MLC Sub may agree) following the end of each calendar quarter during the Term, the Manager shall pay to MLC Sub an amount equal to the aggregate base management and incentive fees actually received by the Manager by or on behalf of Resource Credit Income Fund (the “Credit Fund”) under a Management Agreement between the Manager and the Credit Fund (as may be amended, supplemented or otherwise modified from time to time, the “Management Agreement”) in respect of such quarter, less the Quarterly Service Fee (the “Quarterly Fee Payment”). For clarity, no payment shall be owed by any party pursuant to this Section 2(a) to the extent the Manager does not receive any such fees in respect of such quarter. For purposes of this Agreement, the “Quarterly Service Fee” with respect to any quarter, shall be an amount equal to $50,000, plus an amount equal to the allocable portion of the salary, benefits and bonus amounts of the Manager’s investment professionals in connection with their performance of the Manager’s obligations under the Management Agreement for such quarter. The Quarterly Service Fee may be modified from time to time as the parties shall agree in writing.
(b)    Expenses. MLC Sub agrees, without set-off or counterclaim, to reimburse the Manager and its affiliates for the expenses described on Schedule II hereto (with such changes as MLC Sub and the Manager may agree in writing from time to time, the “Designated Expenses”). Except as otherwise provided on Schedule II or as agreed in writing by MLC Sub and the Manager, the Manager shall deliver an invoice to MLC Sub on a quarterly basis for the duration of this Agreement (or at such other frequency as is consistent with the basis on which the Designated Expenses are determined and, if applicable, charged to the Manager or its affiliates) in arrears for the Designated Expenses.
(c)    Right of Setoff. The Manager shall have the right to set-off and withhold against any Quarterly Fee Payment, the amount of Designated Expenses due hereunder.
Section 3    Representations.
(a)    Manager Representations. The Manager represents and warrants to MLC Sub that: (i) the Manager has, by appropriate action, duly authorized the execution and performance of this Agreement and (ii) neither such authorization or execution of this Agreement nor the fulfillment of or compliance with the terms of this Agreement will conflict with or result in any violation of (A) any material applicable law in connection with the discharge of its duties under this Agreement or (B) any term, condition or provision of any material agreement to which the Manager is bound.
(b)    MLC Sub Representations. MLC Sub represents and warrants to the Manager that: (i) MLC Sub has, by appropriate action, duly authorized the execution and performance of this Agreement and (ii) neither such authorization or execution of this Agreement nor the fulfillment of or compliance with the terms of this Agreement will conflict with or result in any violation of (A) any material applicable law in connection with the discharge of its duties under this Agreement or (B) any term, condition or provision of any material agreement to which MLC Sub is bound.
Section 4    Termination. This Agreement shall commence immediately upon the date hereof and shall terminate upon the earliest to occur (the period from the date hereof until the date terminated hereunder, the “Term”) of:
(a)    the occurrence of a Change of Control Event;
(b)    the mutual written agreement of the Manager and MLC Sub to terminate this Agreement in its entirety;
(c)    the resignation of the Manager as the investment adviser to the Credit Fund or the termination by the Manager of the Management Agreement;

(d)    the sale by the Manager of its investment advisory business to the extent that such sale pertains to, and constitutes an “assignment” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of, the Management Agreement;
(e)    the termination of the Management Agreement by the Board of Trustees and/or stockholders of the Credit Fund;
(f)    the date on which Mount Logan or any of its subsidiaries or controlled affiliates, including Mount Logan Capital Management, LLC, becomes the investment adviser to the Credit Fund; and
(g)    the date of the effectiveness of the termination of the Credit Fund’s existence, including through the merger or consolidation of the Credit Fund into another entity (i.e., which merger or consolidation the Credit Fund does not survive), or the liquidation, dissolution or other winding up of the affairs of the Credit Fund.
For purposes of this Agreement, a “Change of Control Event” shall mean the consummation of a transaction or series of transactions that results in: (a) any direct or indirect sale or other disposition of all or substantially all of the assets of Mount Logan and its subsidiaries, including Mount Logan Capital Management, LLC, taken as a whole; or (b) any person, or more than one person acting as a group, acquiring ownership, by way of merger, consolidation or other business combination or purchase of beneficial ownership, of more than fifty percent (50%) of the total voting power represented by the issued and outstanding securities of Mount Logan, (c) more than fifty percent (50%) of the total voting power or economic interest of Mount Logan Capital Management, LLC ceases to be owned, directly or indirectly, by Mount Logan, (d) individuals who as of the date hereof constitute the board of directors of Mount Logan and any new director whose election by such board of directors or nomination for election by Mount Logan’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on such date or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of such board of directors, or (e) if either (1) Ted Goldthorpe, individually, or (2) a majority of the following individuals: Ted Goldthorpe, Edward U. Gilpin, Matthias Ederer or Henry Wang, cease to be actively involved in the management of Mount Logan. Notwithstanding the foregoing, the Manager, in its sole discretion, may waive in writing any termination of this Agreement upon a Change of Control Event.
Section 5    Indemnification. The Manager will indemnify MLC Sub and its affiliates and each of their directors, trustees, officers, shareholders or members (and their shareholders or members, including the owners of their shareholders or members), agents, employees, controlling persons (as determined under the 1940 Act) (each such person, a “Controlling Person”), for any losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) that MLC Sub or its affiliates and Controlling Persons may sustain as a result of the Manager’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including the federal and state securities laws.

Section 6    Assignment and Delegation. This Agreement shall be binding upon and inure to the benefit of the Manager, MLC Sub and their respective successors and permitted assigns. Neither the Manager nor MLC Sub may assign any of its rights or obligations hereunder without the prior written consent of the other party, provided that MLC Sub may assign any of its rights and obligations hereunder to any of its affiliates to the extent MLC Sub remains responsible for any obligations so delegated.
Section 7    Entire Agreement. This Agreement and the documents referenced in this Agreement constitute the entire agreement between the Manager and MLC Sub concerning the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between them regarding such subject matter. All Schedules attached hereto and referred to herein are hereby incorporated herein by reference and made a part of this Agreement for all purposes as if fully set forth herein.
Section 8    Amendments and Waivers. This Agreement may only be amended by a writing executed by both the Manager and MLC Sub. The Manager and MLC Sub may, by written consent, waive, either prospectively or retrospectively and either for a specified period of time or indefinitely, the operation or effect of any provision of this Agreement. No waiver of any right by any party hereto shall be construed as a waiver of the same or any other right at any other time.
Section 9    Communications. Except as otherwise provided in this Agreement, all notices, other communications, and legal process shall be in writing and shall be personally delivered, transmitted by postage prepaid, registered or certified mail with return receipt requested, addressed as follows:
To MLC Sub:
MLC US Holdings LLC
Suite 800, 365 Bay Street
Toronto, Ontario M5H 2V1
Attention: Ted Goldthorpe
To the Manager:
Sierra Crest Investment Management LLC
650 Madison Avenue, 23rd Floor
New York, NY 10022
Attention: Edward U. Gilpin
Notices shall be deemed to have been given on the date of receipt if delivered personally, on the date mailed, if sent by postage paid, registered or certified mail, return receipt requested, or if sent by email upon such transmission (provided that no “bounce back” or similar message of non-delivery is received with respect thereto). Any party hereto may change its address for purposes hereof by notice to the other parties hereto.

Section 10    No Recourse. Neither the Manager nor MLC Sub shall have any recourse to any affiliate of the other party or any of the other party’s or its affiliates respective officers (or equivalents), directors (or equivalents), employees, shareholders, members, managers, agents, partners, principals or incorporators or their respective successors or assigns for any amounts payable under this Agreement. This Section 10 shall survive the termination of this Agreement.
Section 11    Third Party Beneficiaries. This Agreement is not intended to confer on any person, other than the parties hereto, any rights or remedies hereunder.
Section 12    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions thereof that would require the application of the substantive laws of another jurisdiction. By execution of this Agreement, the Manager and MLC Sub hereby agree that any legal action or proceeding arising out of this Agreement shall be instituted in the State or federal courts sitting in the County and State of New York, and in connection therewith, each of the Manager and MLC Sub hereby irrevocably submits to the exclusive jurisdiction of any such court in any action, suit or proceeding.
Section 13    Remedies. In connection with any breach or default by any party of any of its obligations under this Agreement, the non-defaulting party shall be entitled from a court of competent jurisdiction to seek specific performance, injunction or other equitable remedy against the defaulting party, and each of the parties hereby acknowledge that damages at law may be an inadequate remedy for an actual or threatened default or breach of this Agreement. The foregoing remedies are not exclusive and are in addition to any and all other remedies available in law or in equity. The decision to proceed with any one or more available remedies shall not be deemed to be an election of remedies by the deciding party.
Section 14    Counterparts. This Agreement may be executed in counterparts and delivered by facsimile transmission or electronic transmission in “portable document format,” each of which shall be an original and which taken together shall constitute one and the same document.
Section 15    General Interpretive Principles. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:
(a)    whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;
(b)    the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement; and
(c)    the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

Section 16    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.
[Signatures appear on next page]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized representative, as of the date first written above.
SIERRA CREST INVESTMENT MANAGEMENT LLC
By:    /s/ Henry Wang
Name:    Henry Wang
Title: Authorized Signatory
MLC US HOLDINGS LLC
By:    /s/ Ted Goldthorpe
Name:    Ted Goldthorpe
Title:    Authorized Signatory
Acknowledged and Agreed To:
MOUNT LOGAN CAPITAL INC.
By:    /s/ Ted Goldthorpe
Name:    Ted Goldthorpe
Title:    Authorized Signatory

[SIGNATURE PAGE TO A&R MASTER SERVICES AGREEMENT]

Schedule I to
Master Services Agreement
Services
In support of the Manager’s role as investment adviser of the Credit Fund, MLC Sub shall provide, or cause to be provided, the following services to the Manager:
    Providing support services relating to operational, accounting, governance and compliance matters, including but not limited to services with respect to:
o    the Credit Fund’s accounting, books and records and internal and independent audit functions;
o    tax matters;
o    treasury and custody matters;
o    payment of dividends and coordination with a transfer agent selected by the Manager to administer the Credit Fund’s dividend reinvestment plan and related matters;
o    insurance-related matters, including fidelity bond and liability insurance-related matters;
o    preparation of proxy statements, stockholders’ reports and notices, and other government filings of the Credit Fund; and
o    the Credit Fund’s reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws, including compliance matters generally and with respect to the Sarbanes-Oxley Act of 2002, as amended.
    Providing support services relating to investor relations services and communication/coordination with sales personnel, financial advisors, placement agents and broker-dealers, including but not limited to services with respect to:
o    preparation of presentations and related information with respect to meetings with broker-dealers and other parties in connection with various conferences selected by the Manager;
o    preparation for and support on calls to provide Credit Fund and market updates;
o    preparation and review of written updates to sales personnel, financial advisors, placement agents and broker-dealers to provide context around periodic movements in loan prices and leveraged loan performance;
Sch. I - 1

o    the production of webcasts to provide Credit Fund-level and market updates in connection with the Credit Fund’s periodic SEC filings;
o    preparation of benchmarking data illustrating the Credit Fund’s total return and net asset value performance against market comparables and the Credit Fund’s non-traded competitors;
o    preparation and review of stockholder return and other Credit Fund data, including in connection with Investment Program Association guidance;
o    review of other Credit Fund updates published on the Credit Fund’s website; and
o    support on ad-hoc assignments with wholesalers, sales personnel, compliance, marketing, national accounts, stockholder services representatives, broker-dealers, financial advisors and other parties.

Sch. I - 2

Schedule II to
Master Services Agreement
Expenses
Without duplication of any expenses covered and payable by MLC Sub under the Quarterly Service Fee, MLC Sub shall reimburse the Manager for the allocable portion of the following categories of expenses attributable to the Manager’s performance of the Services or incurred in connection with such performance of the Services, in each case to the extent not reimbursable by the Credit Fund:
    administrative and operational support expenses, including staffing, telephone and information technology expenses travel expenses, including expenses payable to third parties in performing due diligence on prospective portfolio companies legal fees and expenses
    research and subscription expenses
    salaries of marketing and back-office personnel
    allocable portion of rental expense incurred by the Manager’s administrative and other personnel in connection with their provision of services to the Credit Fund insurance premiums
Sch. II-1